REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated August 26th, 2009, is made and entered into by and among American Dairy, Inc. (the “Company”), a company incorporated in the State of Utah in the United States, and Sequoia Capital China Growth Fund I, L.P. and its affiliates as set forth on the signature page (collectively, the “Purchasers” and individually, an “Purchaser”).  The Company and the Purchasers are referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement (as defined below).

WITNESSETH:

WHEREAS, pursuant to the Subscription Agreement dated August 11th, 2009 (the “Subscription Agreement”) among the Company and the Purchasers, the Company has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase, 2,100,000 shares of Common Stock of the Company;

WHEREAS, as set forth in Section 8 of the Subscription Agreement, the Company may issue additional shares of Common Stock to the Purchasers; and

WHEREAS, to induce the Purchasers to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined below), and applicable state securities laws, with respect to the shares of the Company’s Common Stock issued and issuable to the Purchasers.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“2009 Notes Registration Rights Agreement” means the Registration Rights Agreement, dated October 2, 2006, by and between the Company and the investors that are parties thereto, as amended or restated from time to time.

“2012 Notes Registration Rights Agreement” means the Registration Rights Agreement, dated June 1, 2007, by and between the Company, Citadel Equity Fund Ltd. and other parties thereto, as amended or restated from time to time.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Date” has the meaning ascribed to it in the Subscription Agreement.

“Effectiveness Date” means the date on which the Registration Statement is declared effective by the SEC.

“Effectiveness Period” means a period that will terminate upon the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Registration Statement, as amended from time to time, (ii) the date on which all Registrable Securities covered by such Registration Statement are eligible to be sold pursuant to Rule 144 without limitations as to volume, or (iii) three (3) years from the Closing Date as defined in the Subscription Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means the date on which the Registration Statement is first filed with the SEC.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Shares, (ii) the Performance Adjustment Shares, if any, (iii) the Participation Shares, if any, (each of them has the meaning ascribed to it in the Subscription Agreement) and (iv) any other securities issued or issuable with respect to or in exchange for any of (i), (ii) or (iii) above, including shares issued in replacement therefor, whether upon any stock split, stock dividend, recapitalization, subdivision or similar event or otherwise, provided, however, that a security shall cease to be a Registrable Security upon sale pursuant to a Registration Statement or upon eligibility for resale without volume limitations pursuant to Rule 144 under the Securities Act.

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the United States Securities and Exchange Commission.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. Registration.

(a) Mandatory Registration.

(i) The Company agrees to file under the Securities Act with the SEC as promptly as practicable but in any event within 15 days after the Closing Date (the “Filing Deadline”) a Registration Statement on Form S-3 or, in the event the Company is not eligible to use Form S-3, on Form S-1, covering the resale of the Registrable Securities issued or issuable pursuant to the Subscription Agreement. For the avoidance of doubt, the Registration Statement shall also cover the Performance Adjustment Shares as may become issuable pursuant to Section 8.5 of the Subscription Agreement. Accordingly, the number of shares of Common Stock initially included in such Registration Statement shall be no less than 2,625,000, consisting of (i) 2,100,000 shares immediately issuable pursuant to the Subscription Agreement and (ii) 525,000 shares, which represents the maximum number of Performance Adjustment Shares issuable pursuant to the Subscription Agreement. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 4(c) below to the Purchasers and their counsel prior to its filing or other submission.

(ii) The Company agrees to cause the Registration Statement to become effective as soon as practicable but in any event no later than the date (the “Effectiveness Deadline”) of the earlier of (x) the 90th calendar day following the Closing Date, provided that if the SEC reviews and has written comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the SEC, then Effectiveness Deadline shall be the 120th calendar day following the Closing Date, or (y) the 5th trading day following the date that the Company is notified by the SEC that the initial Registration Statement will not be reviewed or it is no longer subject to review and comments. The date on which the Registration Statement is actually declared effective by the SEC shall be referred to herein as the “Effectiveness Date.” The Company shall notify the Purchasers by facsimile or e-mail as promptly as practicable, and in any event, within one (1) Business Day, after any such Registration Statement is declared effective and shall provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall keep the Registration Statement continuously effective during the Effectiveness Period.

(iii) In the event of (x) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline,  or (y) the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline, the Company shall make a monthly payment in an amount of US$[0.945 million], which represents 1.5% of the Aggregate Purchase Price (as defined in the Subscription Agreement), to the Purchasers as the exclusive remedy (at law or equity) for the damages to the Purchasers by reason of any such delay in or reduction of their ability to sell the Registrable Securities, until the filing or effectiveness, as applicable. Such payments shall be paid in U.S. dollar in immediately available funds at the end of each month during which any of (x) or (y) above remains outstanding.

(b) Demand Registration Rights.

(i) Generally. Subject to the conditions set forth in this Section 2(b), if, at any time after the Filing Deadline and prior to the expiration of the Effectiveness Period, (x) (I) additional Registrable Securities which have not been included in the Registration Statement of the Company pursuant to Section 2(a) above, including without limitation the Participation Shares, are issued or issuable to the Purchasers or (II) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Purchasers, and (y) the Company receives from the Purchasers a written request (the “Demand Request”) requesting that the Company effect a registration with respect to all or a part of the Registrable Securities (which request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by the Purchasers), the Company shall as soon as practicable, file and use commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable U.S. blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in the Demand Request.

(ii) Limitations. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2(b):

(A) If the Purchasers, together with the holders of any other securities of the Company entitled to inclusion in such registration statement (the “Other Holders”), propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price (after deduction of underwriters’ discounts and expenses related to issuance) of less than U.S.$10,000,000;

(B) After the Company has initiated one (1) such registrations pursuant to this Section 2(b) (counting for these purposes only (I) registrations which have been declared or ordered effective, and (II) a demand registration right under this Section 2(b) that the Purchasers have affirmatively forfeited); or

(C) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing commercially reasonable efforts to cause such registration statement to become effective.

(iii) Deferral. If (A) in the good faith judgment of the Board of Directors of the Company (excluding any interested directors), the filing of a registration statement under this Section 2(b) covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors of the Company (excluding any interested directors) concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (B) the Company shall furnish to such Purchasers a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (excluding any interested directors), it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2(b)(ii) above) the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Purchasers, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve (12) month period.

(iv) Underwriting.

(A) If the Purchasers intend to distribute the Registrable Securities covered by their Demand Request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2(b). In such event, the right of the Purchasers to include all or any portion of their Registrable Securities in such registration pursuant to this Section 2(b) shall be conditioned upon the Purchasers’ participation in such underwriting and the inclusion of the Purchasers’ Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to this Section 2(b) of securities being sold for its own account, or if Other Holders shall request inclusion in any registration pursuant to this Section 2(b), the Purchasers shall offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such Other Holders in such underwriting and the inclusion of the Company’s and such Other Holders’ other securities of the Company and their acceptance of the further applicable provisions of this Section 2. The Company shall (together with the Purchasers and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company.

(B) Notwithstanding any other provision of this Section 2(b), if the underwriters advise the Purchasers in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and the securities held by Other Holders that may be so included shall be allocated as follows: (I) first, to the Purchasers; (II) second, to Other Holders electing to register shares in connection with such registration; and (III) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of others designated by the Company.

(C) If a person who has requested inclusion in a registration pursuant to this Section 2(b) does not agree to the terms of any underwriting in accordance with this Section 2(b)(iv), such person shall be excluded from the underwriting by written notice from the Company, the underwriters or the Purchasers. The securities so excluded shall also be withdrawn from registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2(b)(iv)(B) above, then the Company shall then offer to the Purchasers and Other Holders who have elected to include and retained rights to include securities in the registration the right to include additional Registrable Securities or the securities held by Other Holders, as applicable, in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Investors and Other Holders requesting additional inclusion, in order of priority as set forth in Section 2(b)(iv)(B) above.

(c) Piggyback Registration Rights.

(i) Generally. If, at any time after the Filing Deadline and prior to the expiration of the Effectiveness Period, (A) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash other than a registration statement on Form S-8 or Form S-4 or any successor or other forms promulgated for similar purposes (a “Proposed Registration”) and (B) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Purchasers, the Company shall, at such time, promptly give the Purchasers a written notice of such Proposed Registration. The Purchasers shall have ten (10) Business Days from their receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that the Purchasers intend to sell and the Purchasers’ intended method of distribution. Upon receipt of such request, the Company shall use commercially reasonable efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Purchasers; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2(c) without obligation to the Purchasers.

(ii) Underwriting.

(A) If the Registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchasers as part of the written notice given pursuant to Section 2(c)(i). In such event, the right of the Purchasers to include all or any portion of their Registrable Securities in such registration pursuant to this Section 2(c) shall be conditioned upon the Purchasers’ participation in such underwriting and the inclusion of the Purchasers’ Registrable Securities to the extent provided herein. If the Purchasers shall request inclusion in any registration pursuant to this Section 2(c) of their Registrable Securities, the Company shall offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Purchasers and the inclusion of the Purchasers’ Registrable Securities and their acceptance of the further applicable provisions of this Section 2(c). The Purchasers whose shares are to be included in such Registration shall (together with Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company.

(B) Notwithstanding any other provision of this Section 2(c), if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which the Purchasers have requested inclusion hereunder as such underwriters shall permit. The Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in the registration statement or are not entitled to pro rata inclusion with the Registrable Securities; and any exclusion of Registrable Securities shall be made pro rata with holders of other securities that are entitled to pro rata inclusion with the Registrable Securities, who have elected to include such securities in the registration statement.

(C) If a person who has requested inclusion in a registration pursuant to this Section 2(c) does not agree to the terms of any underwriting in accordance with this Section 2(c)(ii), such person shall be excluded from the underwriting by written notice from the Company or the underwriter. The securities so excluded shall also be withdrawn from registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2(c)(ii)(B) above, then the Company shall then offer to the Purchasers and Other Holders who have elected to include and retained rights to include securities in the registration the right to include additional Registrable Securities or the securities held by Other Holders, as applicable, in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the Purchasers and Other Holders requesting additional inclusion, in order of priority as set forth in Section 2(c)(ii)(B) above.

(d) Expenses.

The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding fees and expenses of counsel to the Purchasers, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold, provided that the Company shall pay the reasonable fees and expenses of one counsel for the Purchasers not to exceed U.S.$5,000.

3. Suspension.

(a) Subject to Section 3(b) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information so that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for resale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of counsel, the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that, considering the advice of counsel, the Company reasonably believes necessitates the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its shareholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall deliver a certificate in writing (the “Suspension Notice”) to each holder of Registrable Securities (the “Holder”) to the effect of the foregoing (but in no event, without the prior written consent of the Purchasers, shall the Company disclose to the Purchasers any of the facts or circumstances regarding any material nonpublic information) and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Holder’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company or until the Holder is advised in writing by the Company that the current prospectus may be used and the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus.

(b) Notwithstanding the foregoing, the Company shall not suspend any Registration Statement or related prospectus for more than sixty (60) consecutive days or for a total of more than one hundred twenty (120) days in any twelve (12) month period.

(c) The Company will use commercially reasonable efforts to terminate a Suspension as promptly as practicable after delivery of a Suspension Notice to the Holders.

4. Company Obligations.

The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, at the expense of the Company:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for the Effectiveness Period and advise the Purchasers in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and such supplements to the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 4(a) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit counsel designated by the Purchasers, if any, to review the Registration Statement and any amendments or supplements thereto and any comments made by the staff of the SEC and the Company’s responses thereto a reasonable period of time prior to its filing with the SEC or its receipt from the SEC as applicable and shall duly consider comments made by such counsel thereon;

(d) furnish to the Purchasers and their legal counsel (i) promptly after any Registration Statement is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) an electronic copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) an electronic copy of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Purchaser may reasonably request in connection with the disposition of the Registrable Securities owned by such Purchaser that are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practicable time and to notify the Purchasers of the issuance of such an order and the resolution thereof;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Purchasers and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchasers and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the primary securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h) as soon as practicable notify the Purchasers, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, as soon as practicable, and subject to the Company’s right to delay or refrain from filing as contemplated herein, prepare and furnish to such holder an electronic copy of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, take such other actions as may be necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 4(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter);

(j) with a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, during the Effectiveness Period; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchasers upon request, as long as the Purchasers own any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchasers of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration;

(k) hold in confidence and not make any disclosure of information concerning the Purchasers provided to the Company if at the time such information is provided the Company is notified of the confidential nature of such information unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement that includes the Purchasers’ Registrable Securities, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) the Purchasers consent to the form and content of any such disclosure, which consent shall not be unreasonably withheld or delayed. The Company shall, upon learning that disclosure of any information concerning the Purchasers is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Purchasers;

(l) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the Effectiveness Date of the Registration Statement;

(m) if, after the Closing Date, any Purchaser believes, based upon the written opinion of its legal counsel, that it could reasonably be deemed to be an underwriter of Registrable Securities, or if any Purchaser intends to distribute the Registrable Securities covered by means of an underwriting, at the request of such Purchaser, the Company shall (i) cause to be prepared and shall furnish to such Purchaser or underwriters, on the date of the effectiveness of a Registration Statement and thereafter from time to time on such dated as such Purchaser or underwriter may reasonably request (A) a customary “comfort letter,” dated as of such date, from the Company’s independent certified public accountants to underwriters in an underwritten public offering, addressed to such Purchaser or underwriters, and (B) an opinion, dated as of such date, of legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Purchaser or underwriters, (ii) make available by such Purchaser or underwriters, their legal counsel and one firm of accountants or other agents retained by such Purchaser or underwriters (collectively, the “Inspectors”) during regular business hours and upon reasonable notice, all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary or appropriate by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to such Purchaser or underwriters and the other Inspectors) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (y) ordered by a court of competent jurisdiction or (z) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement, and (iii) in the event of an underwritten offering, enter into an underwriting agreement in customary form with the representative of the underwriter. Nothing herein (or in any other confidentiality agreement between the Company and any Purchaser) shall be deemed to limit any Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations; and

(n) if requested by the Purchasers, the Company shall, as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchasers reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, (ii) make all required filings of such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchasers holding any Registrable Securities.

5. Obligations of the Purchasers.

(a) Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be required to effect the registration of such Registrable Securities and as shall be necessary so that the Registration Statement, the Prospectus or any preliminary prospectus or similar offering document shall not include any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall promptly notify the Company if any such previously provided information shall contain or omit any such information. Each Purchaser shall also execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement. A Purchaser shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Purchaser elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of the commencement of a Suspension pursuant to Section 3, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser’s receipt of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Purchaser’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6. Indemnification.

(a) Indemnification by the Company.

The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Purchasers and their respective directors, managers, officers, employees, stockholders, members, and each Person who controls any Purchaser (within the meaning of the Securities Act) against any losses, claims, damages, judgments, amounts paid in settlement, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from or which arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”) or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement or contained in the final prospectus (as amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading (any of the foregoing, a “Violation”), and will reimburse each Purchaser and their respective directors, managers, members, officers, employees, stockholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such Violation; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by a Purchaser specifically for use in such Registration Statement or Prospectus or any other offering document.

(b) Indemnification by the Purchasers.

Each Purchaser agrees, severally and jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, judgments, amounts paid in settlement, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from or which arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission or alleged statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, and (ii) any inaccuracy in the representations and warranties of the Purchaser contained in this Agreement, and will reimburse the Company, and its directors, officers, employees, shareholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Purchaser in connection with any claim relating to this Section 6 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings.

Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within five (5) Business Days after written notice thereof and employ counsel reasonably satisfactory to such Person or (c) a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one additional firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution.

If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Purchaser in connection with any claim relating to this Section 6 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such contribution obligation.

7. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Purchasers. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Purchasers.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 10.6 of the Subscription Agreement.

(c) Assignments and Transfers by Purchasers. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchasers and their respective successors and permitted assigns. A Purchaser may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder to whom such Purchaser transfers the Registrable Securities in compliance with Section 10.13 of the Subscription Agreement, provided that such Purchaser complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company without the prior written consent of the Purchasers, provided, however, that the Company may assign their respective rights and delegate their respective duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company, as applicable, with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets, as applicable, to another corporation, without the prior written consent of the Purchasers, after notice duly given by the Company, as applicable, to each Purchaser.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered via facsimile or other electronic transmission, which shall be deemed due execution and delivery for all purposes.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) No Inconsistent Agreements. The Company represents, warrants and agrees that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Purchasers in this Agreement or otherwise conflicts with the provisions hereof, and (ii) except for the 2009 Notes Registration Rights Agreement and the 2012 Notes Registration Rights Agreement, it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its securities to any person.

(k) Entire Agreement. This Agreement, together with the Subscription Agreement, is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. This Agreement, together with the Subscription Agreement, supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

(l) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(m) Termination. This Agreement, and all rights and obligations hereunder, shall terminate and be of no further force and effect on the third anniversary of the Closing Date as defined in the Subscription Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

The Company:
American Dairy, Inc.

By: /s/ Leng You-Bin
Name: Leng You-Bin
Title: Chairman and Chief Executive Officer

The Purchasers:
SEQUOIA CAPITAL CHINA I, L.P.
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By: Sequoia Capital China Management I, L.P.
       A Cayman Islands Exempted Limited partnership
       General Partner of Each

By: SC China Holding Limited
       A Cayman Islands limited liability company
       Its General Partner

/s/ Jimmy Wong
Name:  Jimmy Wong
Title:    Authorized Signatory

SEQUOIA CAPITAL CHINA GROWTH FUND I, L.P.
SEQUOIA CAPITAL CHINA GROWTH PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA GF PRINCIPALS FUND I, L.P.

By: Sequoia Capital China Growth Fund Management I, L.P.
       A Cayman Islands exempted limited partnership
       General Partner of Each

By: SC China Holding Limited
       A Cayman Islands limited liability company
       Its General Partner

/s/ Jimmy Wong
Name:  Jimmy Wong
Authorized Signatory

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P.

By:  /s/
Name:
Title: